UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2022 (March 7, 2022)

BUNKER HILL MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

82 Richmond Street East, Toronto, Ontario Canada	M5C 1P1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 416-477-7771

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each Exchange on which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Definitive Material Agreements

On March 7, 2022 Bunker Hill Mining Corp. (the “Company”) announced the signing of an Asset Purchase Agreement (the “APA”) for the purchase of the Pend Oreille process plant from a subsidiary of Teck Resources Limited (“Teck”). Closing of the transaction remains subject to certain conditions, including payment of the remaining purchase price by May 15, 2022. The Company expects to commence demobilization activities prior to May 2022, with completion by September 2022.

ITEM 9.01(b) Exhibits

Exhibit	Description
10.1	Asset sale purchase agreement for the Pend Oreille process plant between Silver Valley Metals Corp. (a subsidiary of the Company) and Teck Washington Incorporated
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUNKER HILL MINING CORP.

/s/ Sam Ash
Sam Ash

President and CEO

Date: March 11, 2022